EXHIBIT 99.2

PRESS RELEASE

CIRCOR Appoints New Board Member

Experienced Financial Executive Peter M. Wilver Joins CIRCOR’s Board of Directors

Burlington, MA – February 24, 2010 – CIRCOR International, Inc. (NYSE: CIR), a provider of valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets, today announced that it has appointed Peter M. Wilver, Senior Vice President and Chief Financial Officer of Thermo Fisher Scientific Inc. (NYSE: TMO) to its Board of Directors. Thermo Fisher is the world leader in serving science, a $10 billion company that provides technologies, products, and services to life sciences, healthcare and environmental markets. The appointment of Mr. Wilver, who will serve on CIRCOR’s Audit Committee and Nominating and Corporate Governance Committee as an independent director, fills a vacancy on the Board.

“Pete is a veteran financial executive with nearly 30 years of domestic and international experience,” said Chairman and Chief Executive Officer Bill Higgins. “We expect that his extensive background in the financial operations of multi-national growth-oriented manufacturing companies will be a great benefit to CIRCOR as we continue to execute on our long-term strategic objectives, including growing the Company organically and through strategic acquisitions, increasing our market-leading positions, and building global capabilities in high-growth emerging markets.”

Mr. Wilver joined Thermo Fisher Scientific, Inc. in October 2000 as Vice President, Financial Operations, and was promoted in October 2004 to Chief Financial Officer. Prior to joining Thermo Fisher, Mr. Wilver was Vice President and Chief Financial Officer of the electronic materials division of Honeywell International. Before Honeywell, he served in numerous finance roles with General Electric and Grimes Aerospace Company. Mr. Wilver, a certified public accountant, is a graduate of The Ohio State University, where he earned a bachelor’s degree in business administration with a major in accounting.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve both known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to the Company’s long-term strategic objectives and Mr. Wilver’s contributions to the board of directors. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc. CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets. With more than 9,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200